UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ENANTA PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENANTA PHARMACEUTICALS, INC.
500 Arsenal Street
Watertown, Massachusetts 02472
(617) 607-0800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 28, 2018

The 2018 Annual Meeting of Stockholders of Enanta Pharmaceuticals, Inc. (“Enanta”), a Delaware corporation, will be held at the Residence Inn by Marriott Boston Watertown, 570 Arsenal Street, Watertown, Massachusetts, 02472, at 4:00 p.m. local time on Wednesday, February 28, 2018, for the following purposes:

1.	To elect three Class II directors to serve until the 2021 Annual Meeting of Stockholders.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2018 fiscal year.
3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

The record date for the 2018 Annual Meeting is January 5, 2018. Accordingly, only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

Nathaniel S. Gardiner Secretary

January 19, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 28, 2018

This Proxy Statement and our Annual Report are available online at the “Investors – Annual Meeting Materials” section of our website at www.enanta.com. To obtain directions to the Residence Inn by Marriott Boston Watertown in order to attend the annual meeting in person, please visit the “Investors – Annual Meeting Materials” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0710.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

We are soliciting proxies from our stockholders to vote at our 2018 Annual Meeting of Stockholders, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement. The annual meeting will be held at 4:00 p.m. local time on Wednesday, February 28, 2018 at the Residence Inn by Marriott Boston Watertown, 570 Arsenal Street, Watertown, Massachusetts, 02472. For directions to the Residence Inn by Marriott Boston Watertown in order to attend the annual meeting in person, please visit the “Investors – Annual Meeting Materials” section of our website at www.enanta.com or contact Investor Relations at (617) 607-0710.

The proxy materials, including this proxy statement, the proxy card and our 2017 annual report to stockholders, are being distributed and made available on the Internet at the “Investors – Annual Meeting Materials” section of our website at www.enanta.com on or about January 19, 2018.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

All references in this proxy statement to a particular year, e.g. 2017, refers to our twelve-month fiscal year ended on September 30 of that year, e.g. September 30, 2017, unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

We are soliciting proxies for our annual meeting of stockholders to be held on Wednesday, February 28, 2018. You are receiving a proxy statement because you owned shares of our common stock on January 5, 2018, the record date for the special meeting, and that ownership entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where is the Annual Meeting?

The annual meeting will be held at the Residence Inn by Marriott Boston Watertown located at 570 Arsenal Street, Watertown, Massachusetts, 02472 at 4:00 p.m. on Wednesday, February 28, 2018, or at any future date and time following an adjournment or postponement of the meeting.

What proposals will be voted on at the Annual Meeting?

The two proposals to be considered and voted on at the annual meeting, as set forth in the accompanying Notice of Annual Meeting of Stockholders, are (i) the election of three Class II directors, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year.

As far as we know, the only matters to be brought before the annual meeting are those referred to in this proxy statement. If any additional matters are presented at the annual meeting, the persons named as your proxies may vote your shares in their discretion.

Do I have to attend the meeting to vote?

No. If you want to have your vote count at the meeting, but not actually attend the meeting in person, you may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. The following summary outlines the various procedures for voting:

Stockholder of Record: Shares Registered in Your Name.

If on January 5, 2018 your shares were registered directly in your name with our transfer agent, then you are a stockholder “of record.” If you are a stockholder of record, you may vote in person at the annual meeting or by mail. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Voting in person will revoke your proxy. There are three ways to vote:

•	To vote in person, please come to the annual meeting and we will give you a ballot when you arrive.
•

To vote using the proxy card, please complete, sign and date the proxy card furnished to you with the notice of this meeting and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote via the internet, access the website for our meeting at: www.proxypush.com/enta using the voter control number printed on the proxy card furnished to you with the notice of this meeting. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. If you vote on the Internet, you may also request electronic delivery of future proxy materials.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.

If on January 5, 2018 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then your shares are held in “street name” and you are the beneficial owner and not the record owner of the shares. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please complete and mail that proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet, if instructed by your broker or bank that you may do so. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request such a proxy form.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 5, 2018, the record date, are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting. On the record date, we had outstanding 19,151,458 shares of common stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting.

See “Do I have to attend the meeting to vote” above for more information regarding voting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or present by proxy. On the record date, there were 19,151,458 shares outstanding and entitled to vote. Thus, 9,575,729 shares must be represented by stockholders present at the meeting in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker in “street name”, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. Non-discretionary items are matters such as mergers, stockholder proposals, executive compensation and elections of directors. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” our three nominees for director and “For” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2018 fiscal year.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•

You may submit another properly completed proxy vote with a later date which must be delivered in person at the meeting or by mail or any other method specified by the record holder if your shares are held in street name.

•	You may submit your revocation over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility.
•	You may send a written notice that you are revoking your proxy to our Secretary, Nathaniel S. Gardiner, c/o Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472.
•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What is the vote required for a proposal to pass?

Proposal 1

The affirmative vote of the holders of a plurality of the shares represented in person or by proxy is required for the election of directors. Broker non-votes and proxies marked to withhold authority with respect to the election of one or more Class II directors will not be voted with respect to the director indicated. The three director nominees receiving the highest number of votes will be elected.

Proposal 2

The affirmative vote of the holders of a majority of votes cast at the meeting is required for approval of the vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2018 fiscal year. Proxies marked as abstentions on such matter will not be voted, although they will be counted for purposes of determining whether there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the voting outcome.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to mailing the proxy materials, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts and we would compensate such third parties for their efforts.

Implications of being an “emerging growth company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.  These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements. In addition, we are not required to conduct non-binding advisory votes on executive compensation. We will remain an emerging growth company until September 30, 2018 (the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering).

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 500 Arsenal Street, Watertown, Massachusetts 02472, Attn: Investor Relations, telephone: (617) 607-0710. In the future, if you want to receive separate copies of the proxy statement or annual report to stockholders, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

No Appraisal Rights

There are no appraisal rights associated with any of the proposals being considered at the annual meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table and footnotes set forth certain information regarding the beneficial ownership of our common stock as of December 1, 2017 by (i) persons known by us to be beneficial owners of more than 5% of our common stock, (ii) each of our current executive officers named in the Summary Compensation Table included in “Executive Compensation” below, (iii) our current directors and (iv) all our current executive officers and directors as a group. The percentage of shares beneficially owned is computed on the basis of 19,126,006 shares of our common stock outstanding as of December 1, 2017.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that a person has the right to acquire within 60 days of December 1, 2017 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated in the footnotes below, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, MA 02472.

	Beneficially Owned Number of Shares
Beneficial Owner	Shares		Percent
BlackRock Inc. (1)	2,246,539		11.75%
Shionogi & Co., Ltd(2)	1,599,760		8.36%
Alan J. Dworsky and affiliates(3)	1,164,477		6.09%
Krensavage Asset Management, LLC(4)	1,013,847		5.30%
Jay R. Luly, Ph.D.	962,283	†(5)	4.95%
Yat Sun Or, Ph.D.	457,437	†(6)	2.37%
Nathalie Adda, M.D.	74,308	†(7)	*
Stephen Buckley, Jr.	39,436	(8)	*
Bruce L. A. Carter, Ph.D.	28,155	(9)	*
George S. Golumbeski, Ph.D.	28,155	(10)	*
Kristine Peterson	1,389	(11)	*
Lesley Russell, MBChB, MRCP	4,859	(12)	*
Terry C. Vance	44,610	(13)	*
All current directors and executive officers as a group (12 persons)	2,134,284	†(14)	10.56%

*Less than 1%

†

Excludes all shares that may be issuable after December 1, 2017 under outstanding performance share units or relative total stockholder return units issued to management, as none of such shares were issuable within 60 days after December 1, 2017.

(1)

BlackRock Inc. reports that (i) it or its subsidiaries hold sole investment power with respect to all of these shares, and sole voting power with respect to 2,215,527 of these shares. The address of BlackRock Inc. is 55 East 52nd Street, New York, New York 10055. This information is as of September 30, 2017, based solely on a Schedule 13F-HR filed by BlackRock Inc. on November 14, 2017.

(2)

Voting and investment power over the shares held by Shionogi & Co., Ltd. is exercised by its Representative Directors (i.e., Motozo Shiono and Isao Teshirogi) or Vice President of Finance & Accounting Department (i.e., Yuji Hosogai) . The address of Shionogi & Co., Ltd. and for the individuals listed above is c/o Shionogi & Co., Ltd. 1-8, Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan. This information is based solely on a Schedule 13G filed by Shionogi & Co., Ltd. on January 29, 2014.

(3)

Mr. Dworsky reports that he has (i) shared voting and dispositive power over 786,972 shares held by the Alan J. Dworsky 1988 Trust u/d/t dated January 6, 1988, as amended, of which Mr. Dworsky is a trustee, (ii) sole voting and dispositive power over 245,196 shares held by the Alan J. Dworsky Grandchildren’s Trusts u/d/t dated July 14, 1995, as amended, of which Mr. Dworsky is a trustee, and (iii) sole voting and dispositive power over 132,309 shares held by the Popplestone Foundation u/d/t dated August 15, 2000, of which Mr. Dworsky is a trustee. Mr. Dworsky’s address is 8 Mercer Circle, Cambridge, MA 02138. This information is based solely on a Schedule 13G/A filed by Mr. Dworsky with the SEC on January 24, 2017.
(4)

Krensavage Asset Management, LLC has sole voting and investment power with respect to the shares held by it. Its address is 130 East 59th Street, 11th Floor, New York, NY 10022.  This information is based solely a Form 13F-HR filed by Krensavage Asset Management, LLC on November 14, 2017.

(5)

Consists of (i) 634,821 shares of common stock and (ii) 327,462 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

(6)

Consists of (i) 303,717 shares of common stock and (ii) 153,720 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

(7)

Consists of (i) 1,308 shares of common stock and (ii) 73,000 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

(8)

Consists of (i) 2,000 shares of common stock and (ii) 37,436 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

(9)	Consists of 28,155 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.
(10)	Consists of 28,155 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.
(11)	Consists of 1,389 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.
(12)	Consists of 4,859 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.
(13)

Consists of (i) 15,295 shares of common stock and (ii) 29,315 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

(14)

See Notes 5 through 13. Consists of (i) 1,053,860 shares of common stock and (ii) 1,080,424 shares of common stock issuable upon exercise of outstanding options that were exercisable within the 60-day period following December 1, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for our 2017 fiscal year our executive officers, directors and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors at seven. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2018 annual meeting, the three nominees named in this proxy statement as Class II Directors will be elected to hold office for three years until their successors are elected and qualified. The Board has nominated George S. Golumbeski, Ph.D., Kristine Peterson and Terry C. Vance for election as Class II Directors at the upcoming annual meeting. Dr. Golumbeski, Ms. Peterson and Mr. Vance are all independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors. Each nominee has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board of Directors.

Votes Required

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Broker non-votes and proxies marked to withhold authority with respect to one or more Class II directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Nominees for Director and Current Directors

The following table contains biographical information as of December 1, 2017 about the nominees for Class II Directors and current directors whose terms of office will continue after the annual meeting. The table includes information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other publicly-held companies for which they currently serve as a director or have served as a director during the past five years.

Current SEC rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led the Board to conclude that each director or nominee for director should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided for each director.

As you read the disclosure, please keep in mind that any specific qualification, attribute or skill that is attributed to one director should not necessarily imply that other directors do not possess that qualification, attribute or skill. Furthermore, this disclosure does not impose on any director any duties, obligations or liability that are greater than the duties, obligations, and liability imposed on each other member of the Board.

Because the discussion of the specific experience, qualifications, attributes or skills of a director is to be made each year in light of the Company’s business and structure at that time, the content of this discussion may change for one or more directors in future years.

Name and Age	Business Experience During Past Five Years and Other Directorships	Director Since

Class II Directors (present term expires in 2018)

George S. Golumbeski, Ph.D. Age: 60

George S. Golumbeski, Ph.D., has served as a member of our board of directors since February 2014. Dr. Golumbeski has been the Executive Vice President for Innovation since 2017 for Celgene Corporation, a biotechnology company, where he was previously Executive Vice President of Business Development since 2009, responsible for the full array of business development activities and focused primarily within the therapeutic areas of oncology and inflammation. From 2008 to 2009, Dr. Golumbeski served as the CEO of Nabriva Therapeutics AG. Prior to Nabriva, Dr. Golumbeski served as Vice President of Business Development, Licensing and Strategy for Novartis-Oncology. Earlier in his career, Dr. Golumbeski held senior positions at Elan Pharmaceuticals and at Schwarz Pharma. He currently serves on the board of directors of Acceleron Pharma, Inc., a public biotechnology company. Dr. Golumbeski received a BA in biology from the University of Virginia and a Ph.D. in genetics from the University of Wisconsin-Madison.

We believe that Dr. Golumbeski is qualified to serve on our board of directors due to his experience in business development and drug development as an executive in the biotechnology and pharmaceutical industries.

2014
Kristine Peterson Age: 58

Kristine Peterson has served as a member of our board of directors since September 2017. Ms. Peterson has over 25 years of senior executive experience in commercial and business leadership roles in the pharmaceutical and biotechnology industry. From 2009 to 2016, Ms. Peterson served as Chief Executive Officer of Valeritas, Inc., a commercial-stage medical technology company where, under her leadership, the organization evolved from a research stage company to a commercial enterprise. Previously she held executive global marketing and commercial roles at Johnson & Johnson from 2004 to 2009, most recently as Company Group Chair, Biotech Sector, where she was responsible for commercial, R&D, and biologics manufacturing for biotech, oncology, immunology and cell therapy. From 2003 to 2004, she served as Senior Vice President, Commercial Operations for Biovail Corporation and President of Biovail Pharmaceuticals. Earlier in her career, she spent 20 years at Bristol-Myers Squibb Company in senior sales and marketing roles of increasing responsibility in a broad range of therapeutic areas that included Cardiovascular, Metabolic, Anti-infective, Virology, Neuroscience, Immunology/Inflammation, Pulmonary, and Oncology. Ms. Peterson currently serves on the Boards of Directors of Amarin Corporation plc, ImmunoGen, Inc., Paratek Pharmaceuticals, Inc. and pSivida Corp. She received a Master of Business Administration and a Bachelor of Science from the University of Illinois at Urbana-Champaign.

We believe that Ms. Peterson is qualified to serve on our board of directors due to her executive management and sales and marketing experience in large pharmaceutical companies and smaller biotechnology companies and her other public company board experience.

2017

Terry C. Vance Age: 61

Terry C. Vance has served as a member of our board of directors since June 2011. Since June 2013, Mr. Vance has been Chief Business Officer of BioMotiv, LLC, a drug development company affiliated with The Harrington Project. Until January 2018, Mr. Vance was a Managing Member of EGS Healthcare, a late-stage venture capital fund that he co-founded in 2000. Before starting EGS Healthcare, Mr. Vance was a founding partner in Eagle Advisors, which provided strategic advice to emerging biotechnology companies. Prior to Eagle, Mr. Vance was an investment banker, first with Salomon Brothers and then with Goldman Sachs, where he was a vice president in the Capital Markets Division. Mr. Vance received an AB from Princeton University and an MBA from Stanford University.

We believe that Mr. Vance is qualified to serve on our board of directors due to his business and financial experience as a venture capital investor and investment banker in our industry.

2011

Class III Directors (present term expires in 2019)

Lesley Russell, MBChB, MRCP Age: 57

Lesley Russell, MBChB, MRCP, was elected to our board of directors in November 2016. Dr. Russell served as Chief Medical Officer of Innocoll Holdings Plc., a public biotechnology company, from April 2016 until November 2017. Dr. Russell previously served as Chief Operating Officer and Chief Medical Officer of TetraLogic Pharmaceuticals, another public biotechnology company, from August 2013, and prior to that during 2013 she operated as an independent consultant. Dr. Russell was a medical executive with Cephalon, Inc. from January 2000 to 2011, most recently as Executive Vice President and Chief Medical Officer from September 2006 until October 2011, when Cephalon was acquired by Teva Pharmaceuticals. Dr. Russell served as a Senior Vice President and Global Head, Research and Development for Global Branded Products from the acquisition until July 2012. Dr. Russell previously held positions in medical research at US Bioscience, Eli Lilly and Amgen. Dr. Russell serves as an independent director of AMAG Pharmaceuticals, Inc., a public specialty pharmaceutical company, and Endocyte Pharmaceuticals, Inc., a public biotechnology company. Dr. Russell holds a Bachelor of Medicine, Bachelor of Surgery (MBChB) from the University of Edinburgh and is a member of the Royal College of Physicians (MRCP), UK.

We believe that Dr. Russell is qualified to serve on our board of directors due to her business and drug development experience, her service on other public company boards and her knowledge of our industry.

2016
Stephen Buckley, Jr. Age: 68

Stephen Buckley, Jr., was elected to our board of directors in September 2012. Mr. Buckley was for 25 years a partner of Ernst & Young, where he led assurance and advisory teams serving public and private companies in life sciences and other technologies. Mr. Buckley led Ernst & Young’s Life Sciences Industry Practice of New England from 1991 to 2006, and was Director of its New England Entrepreneurial Services Group from 1991 to 2001. He was previously a partner in the Boston, Massachusetts office of Arthur Young until its merger into Ernst & Young in 1989. Mr. Buckley is a member of the American Institute of CPAs. Mr. Buckley received an A.B. from Bowdoin College and a Master of Science in Accounting from Northeastern University.

We believe that Mr. Buckley is qualified to serve on our board of directors due to his experience working with public and private companies in our industry on corporate finance and accounting matters.

2012

Class I Directors (present term expires in 2020)

Bruce L. A. Carter, Ph.D. Age: 74

Bruce L.A. Carter, Ph.D. has served on our Board of Directors since November 2013 and as our Chairman of the Board since December 2015. Dr. Carter is an Affiliate Professor in the Department of Biochemistry at the University of Washington, Seattle, Washington since 1986. He served as Executive Chairman of Immune Design Corp., a privately held biotechnology company, from November 2009 to November 2011 and he served as a director from 2000 to January 2009. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998, Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously he held positions in research at ZymoGenetics and G.D. Searle & Co. Ltd. Dr. Carter serves as a director of Dr. Reddy’s Laboratories Limited, a publicly-held pharmaceutical company, and Xencor, Inc. and Mirati Therapeutics, publicly-held biopharmaceutical companies. Dr. Carter holds a Ph.D. in microbiology from Queen Elizabeth College, University of London and a B.Sc. with Honors in botany from the University of Nottingham, England.

We believe that Dr. Carter is qualified to serve on our board of directors due to his business and scientific experience as a pharmaceutical executive in Europe and the United States and as chief executive officer of a biotechnology company, in addition, to his experience as a director of several companies in our industry.

2013
Jay R. Luly, Ph.D. Age: 61

Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

We believe that Dr. Luly is qualified to serve on our board of directors due to his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry.

2003

WE RECOMMEND A VOTE “FOR” EACH OF OUR THREE CLASS II DIRECTOR NOMINEES

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ended September 30, 2017, 2016 and 2015. Our Audit Committee has appointed them to serve as our auditors for the fiscal year ending September 30, 2018. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2017 and 2016 may be found in the “Audit Fees” section. Based on these disclosures and information in the Audit Committee Report provided elsewhere in this proxy statement, our Audit Committee is satisfied that PricewaterhouseCoopers LLP is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Enanta and its stockholders.

WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CORPORATE GOVERNANCE

Board and Committee Matters

Board Leadership and Independence. Our Board of Directors has determined that Bruce L.A. Carter, Ph.D., as well as those director nominees and those directors continuing their terms after the 2018 Annual Meeting, are independent directors as defined by applicable NASDAQ Stock Market standards governing the independence of directors. Jay R. Luly, Ph.D., our President and Chief Executive Officer is not considered independent. Dr. Carter has served as our non-executive Chairman of the Board since December 2015. Dr. Luly continues to be responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of the Company.

Board Meetings and Committees. Our Board of Directors held 6 meetings during 2017, and the independent directors held executive sessions at 4 of the meetings of the Board. During 2017, each of the directors then in office, other than Dr. Golumbeski, attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. During 2017 Dr. Golumbeski was able to attend three of the meetings of the Board of Directors, and missed one meeting of the Compensation Committee, due to conflicting commitments arising from his employment. Based on assurances from Dr. Golumbeski regarding his commitments in 2018 and his ability to attend regular meeting of our Board of Directors in the future, as well as his commitment and contributions to the advancement of Enanta, our 2017 Nominating Committee has determined that Dr. Golumbeski should be nominated and re-elected a director.

Continuing directors and nominees for election as directors in a given year are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances. All of our directors then serving as directors attended our 2017 annual meeting of stockholders, except for Drs. Golumbeski and Carter, who had planned to attend but could not due to travel delays.

Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chairman of the Board. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.

During 2017, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee.

Our Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;
•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and with our management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the Audit Committee Report required by Securities and Exchange Commission, or SEC, rules.

The members of our Audit Committee during 2017 were Messrs. Buckley and Vance and Dr. Russell with Mr.

Buckley serving as Chair of the committee. Dr. Russell was elected a member of the committee as of January 1, 2017 to replace Dr. Afting who retired from our Board of Directors and the Audit Committee effective February 16, 2017. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Buckley is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board has determined that each of and Dr. Russell and Messrs. Buckley and Vance are independent under the applicable rules of NASDAQ and under the applicable rules of the SEC. The Audit Committee held 5 meetings during 2017. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit Committee charter is available in the “Investors – Corporate Governance” section of the Company’s website at www.enanta.com.

Compensation Committee.

Our Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation; and
•	reviewing and discussing annually with management our executive compensation disclosure, and the Compensation Committee Report, required by SEC rules.

The members of our Compensation Committee during 2017 were Drs. Carter and Golumbeski and Mr. Vance and effective as of September 11, 2017, Ms. Peterson. Dr. Golumbeski chairs our Compensation Committee. None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers on our Board or Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of NASDAQ, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The Compensation Committee held 8 meetings during 2017. The Compensation Committee operates under a written charter adopted by the Board, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board of directors with respect to our board leadership structure;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	developing and recommending to our board corporate governance principles; and
•	overseeing an annual self-evaluation by our board of directors.

The current members of our Nominating and Corporate Governance Committee are our independent directors, namely Drs. Carter, Golumbeski and Russell, Messrs. Buckley and Vance and Ms. Peterson. Dr. Russell and Ms. Peterson were elected members of the Committee as of January 1, 2017 and September 11, 2017, respectively, and Dr. Afting retired from the Committee effective February 16, 2017. Mr. Vance chairs the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of NASDAQ relating to Nominating and Corporate Governance Committee independence. The Committee held two meetings during 2017. The Nominating and Corporate Governance Committee operates pursuant to a written charter, which is available in the “Investors – Corporate Governance” section of our website at www.enanta.com.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and the Chief Executive Officer. In 2013 it also established a subcommittee consisting of Messrs.

Vance and Buckley (the “Nominating Subcommittee”) to work with an independent recruiting firm and Dr. Luly to help identify and recruit additional candidates, which resulted in the recruitment of Drs. Carter, Golumbeski, Russell and Ms. Peterson. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Matters-Stockholder Recommendations for Director Nominations.” The Nominating Subcommittee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Matters-Deadline for Stockholder Proposals and Director Nominations.”

The process used by the Nominating Subcommittee in 2013 is representative of the process the Board used to recruit Ms. Peterson in 2017 and is likely to be the process for any future director searches. In 2013, the Nominating Subcommittee started the director search process by identifying a mix of types of experience and personal characteristics that the Nominating Subcommittee considered most valuable to complement the skills and experience of existing directors. Once the Nominating Subcommittee had identified prospective nominees, the Subcommittee then made an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination was based on the information provided to the Subcommittee in a report from the recruiting firm, as well as the Subcommittee’s own knowledge of the prospective candidate. The preliminary determinations were based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee could satisfy the evaluation factors described below. The Subcommittee then evaluated the prospective nominees against the standards and qualifications set out in our Corporate Governance Guidelines, which include among others:

•

the extent to which the prospective nominee’s skills, experience and perspective add to the range of talent appropriate for the Board and whether such attributes are relevant to our business and industry;

•	the prospective nominee’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;
•

whether the prospective nominee meets the independence requirements and Audit Committee and Compensation Committee qualifications defined under applicable NASDAQ Stock Market standards and if appropriate, the Audit Committee financial expert requirements defined under applicable SEC rules and regulations; and

•	the extent to which the prospective nominee holds any position that would conflict with a director’s responsibilities to Enanta.

Although the Committee does not have a formal policy for considering diversity in identifying nominees for director, it has sought a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints, perspectives and skills.

If the Nominating Subcommittee’s initial evaluation was positive, the members of the Nominating Subcommittee each interviewed the candidate. Upon completion of this evaluation and interview process, the Nominating Subcommittee made a recommendation to the full Board as to whether the candidate should be nominated by the Board and invited other directors to interview the candidate in person or by phone. The Board then determined whether to approve the nominee after considering the recommendation and report of the Nominating Subcommittee.

In November 2016, the Nominating and Corporate Governance Committee established a new subcommittee (the “Nominating Committee”) for the purpose of determining the director nominees for election at the annual meeting of stockholders. The 2017 Nominating Committee consists of Messrs. Vance and Buckley and Dr. Golumbeski, who are all independent directors. In December 2017, the 2018 Nominating Committee approved the director nominees for election at the 2018 annual meeting.

Risk Oversight. The Board’s role in our risk oversight process includes receiving reports from time to time from the Audit Committee on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

Certain Relationships and Related Transactions

Policy on Related Person Transactions

Our Board of Directors has adopted a written Policy on Related Person Transactions that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining that any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this proxy statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction (either as a direct party or by arranging the transaction) and the transaction involves more than $120,000. In adopting this policy, our Board expressly excluded from its coverage any transactions, among others, involving compensation of our executive officers or directors that it or our Compensation Committee has expressly approved.

Our ongoing collaboration with AbbVie is governed by our collaboration agreement entered into in 2006, which included AbbVie’s purchase of shares of our capital stock, which until 2017 constituted more than 5% of our outstanding common stock. In October 2017, AbbVie filed an amendment to its Schedule 13G under the Securities Exchange Act of 1934 to report that it owned less than 5% of our outstanding common stock and, therefore, we no longer consider AbbVie to be a related party of ours. We have not engaged in any other transactions with related persons since the beginning of our 2017 fiscal year.

Compensation Committee Interlocks and Insider Participation

During 2017, the Compensation Committee members were Mr. Vance and Drs. Carter and Golumbeski, none of whom currently is, or formerly was, an officer or employee of Enanta. None of our executive officers served as a member of the Board of Directors or Compensation Committee of any other company that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The following section provides biographical information as of December 1, 2017 about our current executive officers:

Name	Age	Position
Jay R. Luly, Ph.D.	61	President and Chief Executive Officer
Yat Sun Or, Ph.D.	65	Senior Vice President, Research & Development and Chief Scientific Officer
Nathalie Adda, M.D.	52	Senior Vice President and Chief Medical Officer
Paul J. Mellett	62	Senior Vice President, Finance & Administration and Chief Financial Officer
Timothy D. Ocain, Ph.D.	60	Senior Vice President, New Product Strategy and Development
Nathaniel S. Gardiner, J.D.	64	Senior Vice President and General Counsel

Jay R. Luly, Ph.D., has served as our President and Chief Executive Officer and as a member of our board of directors since July 2003. Prior to joining Enanta, Dr. Luly was an Entrepreneur in Residence at Oxford Bioscience Partners. Before joining Oxford in March 2002, Dr. Luly held the positions of Senior Vice President, Research and Development Operations and Senior Vice President, Discovery Strategy and Operations at Millennium Pharmaceuticals following Millennium’s merger with LeukoSite, Inc., where he had served as Senior Vice President, Drug Discovery and Preclinical Development. Prior to joining LeukoSite, he held a number of senior drug discovery positions at Abbott Laboratories from 1983 to 1997. Dr. Luly received a B.S. from the University of Illinois, Urbana/Champaign and a Ph.D. in synthetic organic chemistry from the University of California, Berkeley.

Yat Sun Or, Ph.D., has been our Senior Vice President, Research and Development and Chief Scientific Officer since November 1999. Prior to joining Enanta, Dr. Or held key leadership positions at Abbott Laboratories from 1985 to 1999, where he received two Chairman’s Awards for his outstanding research, which led to the discovery and development of immunosuppressant and antibacterial drugs. Prior to Abbott, Dr. Or was a member of the cardiovascular drug discovery team at Schering-Plough. Dr. Or received his Ph.D. in Organic Chemistry from the University of Chicago and completed Postdoctoral Fellowships at Ohio State University and Indiana University.

Nathalie Adda, M.D., has been our Senior Vice President and Chief Medical Officer since June 2015. Prior to joining Enanta, Dr. Adda was Chief Medical Officer, VP Clinical Development, Medical and Regulatory Affairs at Transgene SA, where she led the Oncology and Infectious Disease programs since 2012. From 2006 to 2012, she was Senior Medical Director and the medical lead for the Incivek® (telaprevir) Clinical Program at Vertex Pharmaceuticals, Inc. Earlier in her career, Dr. Adda held medical and research positions at Gilead, Triangle Pharmaceuticals and Boehringer Ingelheim, where she worked on programs for infectious diseases such as human immunodeficiency virus, hepatitis B virus and hepatitis C virus. Dr. Adda is a graduate of the University of Paris, where she received a Doctorate in Medicine, as well as a Master’s Degree in Biostatistics, and where she did post- graduate work in infectious diseases.

Paul J. Mellett has served as our Senior Vice President, Finance & Administration and Chief Financial Officer since September 2003. From April 2001 through August 2003, he held the position of Senior Vice President and Chief Financial Officer of Essential Therapeutics, Inc., a publicly-held biotechnology company. Previously, Mr. Mellett was the Chief Financial Officer and Vice President of Administration at GelTex Pharmaceuticals, Inc., a publicly held biotechnology company that was acquired by Genzyme Corporation in December 2000. From 1994 to 1997, Mr. Mellett served as Chief Financial Officer of Marshall Contractors, a construction management firm specializing in the pharmaceutical, biotechnology and semiconductor industries, which was acquired by Fluor Corporation in 1996. From 1977 to 1994, Mr. Mellett was employed with Deloitte & Touche LLP, a public accounting firm, and was promoted to Audit Partner in 1989. Mr. Mellett received a B.S. in Business Administration from Boston College in 1977.

Timothy D. Ocain, Ph.D. has served as our Senior Vice President, New Product Strategy and Development since January 2014. Previously Dr. Ocain had been a consultant to us since March 2012, while he was an independent biotechnology consultant providing consulting services to a variety of companies. From 2006 to 2009, Dr. Ocain was a member of the executive team and Senior Vice President, Research and Development at Seaside Therapeutics, a company focused on neurodevelopmental disorders. Previously, he worked at Millennium Pharmaceuticals from 1998 to 2006 and held positions of increasing responsibility in drug discovery, program management and mostly recently held the position of Vice President, Inflammation Discovery. Before that he worked in drug discovery at Procept, Inc. and at Wyeth-Ayerst Research. Dr. Ocain received his B.S. in Biological Sciences from the University of Wisconsin-Eau Claire and his Ph.D. in Pharmaceutical Chemistry from the University of Wisconsin-Madison, and completed his post-Doctoral Fellowship in Chemistry at the University of Minnesota.

Nathaniel S. Gardiner, J.D., has served as our Senior Vice President and General Counsel since May 2014 and has served as our Secretary since 1995. Previously Mr. Gardiner was a corporate and securities law partner for 25 years, most recently at Edwards Wildman Palmer LLP since October 2011, previously at Edwards Angell Palmer & Dodge LLP since November 2005, and before that at Palmer & Dodge LLP, where he represented Enanta and several other biotechnology companies. Mr. Gardiner received his A.B. from Harvard College and his J.D. from the University of Virginia School of Law.

EXECUTIVE COMPENSATION

The discussion and tabular disclosure that follows describes our executive compensation program during the fiscal years ended September 30, 2017 and 2016, relating to Jay R. Luly, Ph.D., our President and Chief Executive Officer; Yat Sun Or, Ph.D., our Senior Vice President, Research & Development and Chief Scientific Officer; and Nathalie Adda, M.D., our Senior Vice President and Chief Medical Officer.

Summary Compensation Table

The following table sets forth information regarding compensation earned during the fiscal year ended September 30, 2017 and 2016 by our Chief Executive Officer, our Chief Scientific Officer and our Chief Medical Officer, who were our three most highly compensated executive officers in 2017. Collectively, the persons for whom information is provided below are referred to in this proxy statement as our “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Jay R. Luly, Ph.D.	2017	581,203	—	1,279,980	2,055,720	345,648	18,551	4,281,102
President and Chief Executive Officer	2016	542,393	—	404,953	2,182,686	309,585	15,857	3,455,474

Yat Sun Or, Ph.D.	2017	400,975	121,255	574,369	599,585	48,700	18,551	1,763,435
Senior Vice President, Research & Development and Chief Scientific Officer	2016	386,069	114,633	122,428	654,806	48,078	15,857	1,341,871

Nathalie Adda, M.D.	2017	400,313	117,016	574,369	599,585	48,617	18,551	1,758,451
Senior Vice President, Chief Medical Officer	2016	383,438	94,625	162,081	317,482	41,423	15,857	1,014,906

1)	The amounts shown in the “Salary” column represent the total base salary earned during the fiscal year. Annual cash compensation is determined by our Compensation Committee on a calendar year basis.
2)

The amounts shown in the “Bonus” column represent the annual variable cash compensation earned during the fiscal year. Variable cash compensation is determined by our Compensation Committee based on individual performance during the calendar year.

During the fiscal year ended September 30, 2016, Dr. Adda earned a pro-rated variable cash compensation based on her individual performance during calendar year 2015, since her employment began with the Company in June 2015.

3)

The amounts in the “Stock Awards” column reflect the grant date value of relative total stockholder return units, or rTSRUs, and restricted stock units, or RSUs, awarded during the fiscal year, computed in accordance with the provisions of ASC 718. The amounts do not include any value for performance share units, or PSUs, awarded during the fiscal year because it was not probable at the date of grant that the awards would ultimately vest. There was no compensation expense related to these awards as none of the performance-based targets was probable of being achieved during the fiscal year of grant.

The fair values for rTSRU awards are estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included beginning on page F-23 in Footnote 10 of our 2017 Annual Report on Form 10-K. The values of the maximum payout possible for the 2017 and 2016 rTSRU awards based on the value at the respective dates of grant and the maximum number of units issuable based on performance for Dr. Luly would be $1,659,960 and $809,906, respectively, for Dr. Or would be $518,738 and $244,856, respectively, and for Dr. Adda would be $518,738 and $324,163, respectively. The value of Dr. Adda’s 2016 rTSRU awards includes $88,725 for the value of a one-time grant for her pro-rated service during the two-year performance period of the rTSRU awards granted to the other executive officers for the period 2015-2016.

The fair value for the RSUs was determined based on the closing price of the Company’s common stock on the date of grant. Assumptions used in this calculation are included beginning on page F-24 in Footnote 10 of our 2017 Annual Report on Form 10-K.

Although not included in the table above, the values of the maximum payout possible for the 2017 and 2016 PSU awards based on the value at the respective dates of grant and the maximum number of units issuable based on corporate performance would be $1,292,040 and $688,860, respectively, for Dr. Luly, $403,763 and $208,260, respectively, for Dr. Or, and $403,763 and $368,460, respectively, for Dr. Adda. The value of Dr. Adda’s 2016 PSU awards includes $168,210 for the value of a one-time grant for her pro-rated service during the two-year performance period of the PSU awards granted to the other executive officers for the period 2015-2016.

4)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the fiscal year computed in accordance with the provisions of ASC 718.
5)

The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent the annual variable cash compensation earned during the fiscal year. Variable cash compensation is determined by our Compensation Committee based on corporate performance during the calendar year.

During the fiscal year ended September 30, 2016, Dr. Adda earned pro-rated variable cash compensation based on corporate performance during calendar year 2015 as her employment began with the Company in June 2015.

6)

Includes employer matching contributions under our 401(k) plan of $15,900 and $13,250 for each of our named executive officers in 2017 and 2016, respectively. Also includes company-paid premiums for group term life insurance, short term disability and accidental death and dismemberment insurance and reimbursement for the cost of long-term disability insurance in the aggregate amounts of $2,651 and $2,607 for each of our named executive officers in fiscal 2017 and 2016, respectively.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Elements

Our compensation programs follow a calendar year performance program rather than our fiscal year.  Accordingly, the following describes the material terms of the elements of our executive compensation program during 2017, which includes compensation for one quarter of calendar year 2016 and three quarters of calendar year 2017.

2017 Base Salaries

As of January 1, 2016 the base salaries of Drs. Luly, Or and Adda were $546,371, $388,901 and $386,250, respectively. As of January 1, 2017 their base salaries were increased by 8.50%, 4.14% and 4.85%, respectively. After giving effect to this increase, the base salaries of Drs. Luly, Or and Adda were $592,813, $405,000 and $405,000, respectively.

2017 Variable Compensation

Each named executive officer is eligible for variable compensation based upon the achievement of certain corporate performance objectives approved by our Compensation Committee and, in the case of executives other than our chief executive officer, individual performance. Our chief executive officer’s variable compensation is based entirely on the company’s performance relative to the corporate objectives.

The target level of variable compensation is set as a percentage of the executive officer’s base salary. During 2017 Drs. Luly, Or and Adda were eligible for targeted performance bonuses of 60%, 40% and 40%, respectively, of their base salaries.

At the beginning of each calendar year, our Compensation Committee, after considering the recommendations of management and our overall strategic goals, confirms our corporate objectives for the year and the proportional emphasis placed on each category of objectives.  These objectives generally relate to categories such as research and development objectives, which constitute a substantial majority of the weighting of the objectives, and other factors primarily within management’s control. However, the level of sales achieved for our products licensed to AbbVie, which is not in management’s control, is not a factor in our annual variable compensation objectives. Our Compensation Committee determines the level of achievement of the corporate objectives for each year. This achievement level is then applied to the portion of each named executive officer’s target bonus determined by corporate performance for that year. In the case of our named executive officers other than our chief executive officer, 30% of the annual variable compensation in 2017 was based on corporate performance and 70% was based on individual performance.

All final variable cash compensation paid to our named executive officers is determined by our Compensation Committee, which retains full discretion to adjust individual target awards. The actual variable cash compensation,  if any, awarded in a given year may vary above or below target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our Compensation Committee. However, actual variable cash compensation would normally only exceed the target percentage for the executive if there were extraordinary performance during the year, as determined by our Compensation Committee.

For calendar 2017, the corporate performance objectives generally fell into the categories of: progress of the research and development pipeline, including clinical milestones for our FXR agonist program and our RSV program, preclinical and manufacturing milestones for EDP-305, and three discovery milestones, as well as milestones related to specified steps in the exploration of external augmentation of our pipeline and one investor relations milestone. In evaluating management’s corporate performance compared to the performance objectives for calendar 2017, our Compensation Committee determined to award a corporate achievement level of 100%. For 2016, the corporate performance objectives generally fell into the categories of: progress of the research and development pipeline, including advancement of our internal development of HCV assets and advancement of our discovery and preclinical programs in NASH, RSV and HBV, as well as milestones related to specified steps in exploration of external augmentation of our discovery pipeline, recruitment of senior managers and one investor relations milestone. In evaluating management’s corporate performance compared to the performance objectives for 2016, our Compensation Committee determined to award a corporate achievement level of 105%. The achievement levels in each of these years were then used to determine our chief executive officer’s variable cash compensation and a portion of each named executive officer’s variable cash compensation. The variable cash compensation amounts paid to our named executive officers for fiscal 2017, which are set forth in the “Summary Compensation Table” above under the columns for “Bonus” and “Non-Equity Incentive Plan Compensation”, are a blend of 75% of the performance for calendar 2017 and 25% of the performance for calendar 2016.

2017 Equity Awards

In November 2016, our Compensation Committee awarded the following options to our named executive officers: Dr. Luly, options to purchase a total of 120,000 shares; Dr. Or, options to purchase a total of 35,000 shares; and Dr. Adda, options to purchase a total of 35,000 shares. Each of these option awards has a ten-year term and the options vest quarterly over four years. The option awards have an exercise price per share of $30.00, the fair market value of our common stock as of the date of grant. In addition, given that substantially all options granted since our 2013 initial public offering then had exercise prices above $30.00 per share and thus had little retention value, our Compensation Committee determined to establish a supplemental program for all our employees using restricted stock units, or RSUs, as retention equity awards. As part of that program, our Compensation Committee awarded 15,000 RSUs to Dr. Luly, 10,500 RSUs to Dr. Or, and 10,500 RSUs to Dr. Adda. These restricted stock units vest, subject to the executive’s continued employment with the company, as to 50% of the units in December 2019 and 50% in December 2020.

Since 2014, our Compensation Committee has used a program of two-year performance units to provide senior management team additional incentive to build value for our stockholders based in part on the achievement of specified research and development milestones and in part on the performance of our common stock relative to other companies in the NASDAQ Biotech Index. As part of this program, in January 2017 the Compensation Committee awarded our executive officers performance-based and market-based stock unit awards, which will only vest upon achievement of specified milestones by December 31, 2018. The performance-based stock units, or PSUs, will vest as to percentages of the target number of unit shares only upon achievement of up to three specified research and development milestones by the end of calendar 2018, with the actual number of unit shares that may be earned ranging from 0% to 200% of the target number. The market-based units (also referred to as relative total stockholder return units, or rTSRUs) will vest as to percentages of the target number of unit shares based on the relative ranking of the total stockholder return of our common stock in relation to the total stockholder return of the component companies in the NASDAQ Biotech Index over the two year period based on a comparison of average closing stock prices in the last 60 trading days of calendar 2016 and calendar 2018. The actual number of shares that may vest under the market-based unit ranges from 0% to 200% of the target number. The target number of PSU and rTSRU shares granted for Drs. Luly, Or and Adda were as follows:

	PSUs	rTSRUs
Jay R. Luly, Ph.D.	18,000	18,000
Yat Sun Or, Ph.D.	5,625	5,625
Nathalie Adda, M.D.	5,625	5,625

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $18,000 in calendar 2017), with additional salary deferrals not to exceed $6,000 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. In addition, in 2017 and 2016 we made matching contributions in the amount of 6% of base salary, up to a maximum of $15,900 and $13,250, respectively, per year, based on our policy of making profit-sharing contribution to each employee’s account in amounts ranging from 3% to 6% of base salary and bonus compensation paid in the calendar year, regardless of whether the employee makes a contribution to the 401(k) plan in that year. The percentage of the profit sharing contribution above 3% is based on the company’s performance for the year. The 401(k) Plan currently does not offer the ability to invest in our securities.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Potential Payments Upon Termination, Including Termination After a Change in Control Transaction

If Dr. Luly is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, he is entitled to  the following: (i) a lump sum payment in an amount equal to the higher of (x) eighteen (18) months of his then current base salary or (y) eighteen (18) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred fifty percent (150%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to eighteen (18) months.

If either Dr. Or or Dr. Adda is terminated involuntarily without cause or constructively terminated, and such termination occurs within twelve months of a change in control transaction, these terms as defined in the agreements, then each is entitled to following: (i) a lump sum payment in an amount equal to the higher of (x) twelve (12) months of his then current base salary or (y) twelve (12) months of his base salary immediately prior to the effective date of the change in control, (ii) a lump sum payment equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) a continuation of benefit coverage for up to twelve (12) months.

If Dr. Luly is terminated involuntarily without cause other than in connection with a change in control transaction or if he voluntarily terminates his employment for good reason, these terms as defined in the agreements, he is entitled to the following: (i) a lump sum payment in an amount equal to twelve (12) months of his then current base salary and (ii) a lump sum payment in an amount equal to one hundred percent (100%) of the target annual bonus for the period in which his employment is terminated and (iii) continuation of benefit coverage for up to twelve (12) months.

If either Dr. Or or Dr. Adda is terminated involuntarily without cause other than in connection with a   change in control transaction or voluntarily terminates his employment for good reason, these terms as defined in the agreements, then each is entitled to the following: (i) a lump sum payment in an amount equal to six (6) months of his then current base salary and (ii) continuation of benefit coverage for up to six (6) months.

In addition, if any of Dr. Luly, Dr. Or or Dr. Adda is involuntary terminated without cause or is constructively terminated, and such termination occurs within twelve months of a change of control transaction, these terms as defined in the agreements, all unvested stock options granted to that executive shall immediately become fully vested and exercisable.

Equity Awards at Fiscal Year End 2017

The following table summarizes the outstanding equity award holdings of our Named Executive Officers as of September 30, 2017:

		Option Awards				Stock Awards
Named Executive Officers	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)[1]		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) [2]
Jay R. Luly, Ph.D.	6/20/2012	18,561	—	$11.77	6/20/2022
	12/26/2012	23,201	—	$14.18	12/26/2022
	3/21/2013	41,763	—	$14.00	3/21/2023
	12/05/2013	65,624	4,376	$27.58	12/5/2023
	12/09/2013	23,437	1,563	$29.66	12/9/2023
	11/20/2014	58,609	26,641	$44.00	11/20/2024
	11/20/2015	48,125	61,875	$31.42	11/20/2025
	11/18/2016	22,500	97,500	$30.00	11/18/2026
	12/21/2015							10,750	(a)	$503,100
	12/21/2015							10,750	(b)	$503,100
	11/18/2016							15,000	(c)	$702,000
	1/4/2017							18,000	(d)	$842,400
	1/4/2017							18,000	(e)	$842,400

Yat Sun Or, Ph.D.	6/20/2012	18,793	—	$11.77	6/20/2022
	12/26/2012	13,921	—	$14.18	12/26/2022
	3/21/2013	20,881	—	$14.00	3/21/2023
	12/5/2013	32,811	2,189	$27.58	12/5/2023
	12/9/2013	11,718	782	$29.66	12/9/2023
	11/20/2014	25,093	11,407	$44.00	11/20/2024
	11/20/2015	14,437	18,563	$31.42	11/20/2025
	11/18/2016	6,562	28,438	$30.00	11/18/2026
	12/21/2015							3,250	(a)	$152,100
	12/21/2015							3,250	(b)	$152,100
	11/18/2016							10,500	(c)	$491,400
	1/4/2017							5,625	(d)	$263,250
	1/4/2017							5,625	(e)	$263,250

Nathalie Adda, M.D.	6/29/2015	50,625	39,375	$43.46	6/29/2025
	11/20/2015	7,000	9,000	$31.42	11/20/2025
	11/18/2016	6,562	28,438	$30.00	11/18/2026
	12/21/2015							3,125	(a)	$146,250
	12/21/2015							3,125	(b)	$146,250
	11/18/2016							10,500	(c)	$491,400
	1/4/2017							5,625	(d)	$263,250
	1/4/2017							5,625	(e)	$263,250
(1)

The awards included in this column represent performance share units (PSUs), relative total stockholder return units (rTSRUs) or restricted stock units (RSUs). Shown above are the target number of shares that may be earned. The actual number of shares that may be earned for PSUs and rTSRUs ranges from 0% to 200% of the target number.

(a)	PSUs vested upon Enanta’s achievement of specified research and development milestones on or before December 31, 2017, and will settle in February 2018.
(b)

rTSRUs vested based upon the relative ranking of the total stockholder return, or TSR, of Enanta’s common stock in relation to the TSR of each of the component companies in the NASDAQ Biotech Index over a two-year period based on a comparison of average closing stock prices in the 60 trading days prior to December 2015 and December 2017, and will settle in February 2018.

(c)	Subject to the named executive’s continued employment, the RSUs granted will vest 50% in December 2019 and 50% in December 2020.
(d)	PSUs will vest upon Enanta’s achievement of specified research and development milestones on or before December 31, 2018.
(e)

rTSRUs will vest based upon the relative ranking of the total stockholder return, or TSR, of Enanta’s common stock in relation to the TSR of each of the component companies in the NASDAQ Biotech Index over a two-year period based on a comparison of average closing stock prices in the 60 trading days prior to December 2016 and December 2018.

(2)

The market value of awards is based on the target number of awards shown multiplied by the closing price of our common stock on September 30, 2017 ($46.80), as reported by the NASDAQ Global Select Market.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to our non-employee directors during or with respect to the fiscal year ended September 30, 2017.

Non-Employee Directors:	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Stephen Buckley, Jr.	64,375	115,379	—	179,754
Bruce L.A. Carter, Ph.D.	87,000	115,379	—	202,379
George S. Golumbeski, Ph.D.	59,125	115,379	—	174,504
Kristine Peterson	2,917	287,418	—	290,335
Lesley Russell, MBChB, MRCP	45,947	207,741	—	253,688
Terry C. Vance	66,625	115,379	—	182,004

Employee Directors:
Jay R. Luly, Ph.D.(3)	—	—	—	—

(1)

Amounts shown represent the aggregate grant date fair value of the option awards granted in 2017 to our non- employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017, filed with the SEC on December 11, 2017.

(2)

In 2017, each of our non-employee directors was awarded an option to purchase 7,500 shares, with the exception of Dr. Russell, who was elected to the Board of Directors effective November 18, 2016, and Ms. Peterson, who was elected to the Board of Directors effective September 11, 2017. Dr. Russell and Ms. Peterson were each awarded options to purchase 12,500 shares in the fiscal year in which they became directors.

The following sets forth the aggregate number of shares underlying outstanding options as of September 30, 2017 for each director included in the table:

Director	Option Shares
Stephen Buckley, Jr.	28,780
Bruce L.A. Carter, Ph.D.	28,780
George S. Golumbeski, Ph.D.	28,780
Kristine Peterson	12,500
Lesley Russell, MBChB, MRCP	12,500
Terry C. Vance	29,940
Jay R. Luly, Ph.D.*	—

* Excludes outstanding options to purchase an aggregate of 493,775 shares awarded to Dr. Luly in his capacity as President and Chief Executive Officer of the Company, outstanding restricted stock units for 15,000 shares with service-based vesting and outstanding PSUs and rTSRUs for an aggregate of 57,500 shares, which is the target number of shares that may be earned by Dr. Luly under various unit awards.

(3)	Dr. Luly receives no compensation for his service on the Board. All of his compensation is described above in this Proxy Statement under the heading “Executive Compensation.”

Director Compensation Policy

Our non-employee directors received an annual retainer of $40,000 during 2017. The chairman of our Board of Directors also received an additional retainer of $35,000. In addition, all non-employee directors who served on one or more committees received the following committee fees effective January 1, 2017:

Committee	Chair	Other Member
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000

Other than the annual retainers and committee fees described above, non-employee directors were not entitled to receive any cash fees in connection with their service on our Board in 2017. Equity awards to our non-employee directors are made on the date of our annual meeting of stockholders and, in the case of new directors, when they join our board of directors. At our 2017 annual meeting of stockholders, each non-employee director who had served at least six months prior to the annual meeting was awarded an option to purchase 7,500 shares, vesting monthly over the year of service until the next annual meeting. Any director who had served less than six months prior to the annual meeting was awarded an option to purchase 3,750 shares. Any new director is entitled to an option award with respect to 12,500 shares upon joining our board of directors, which vests monthly over three years.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Enanta’s audited financial statements for the year ended September 30, 2017.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee Enanta’s accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Investors – Corporate Governance” section of our website at www.enanta.com. The Audit Committee is comprised entirely of independent directors as defined by applicable NASDAQ Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP.

In the course of its oversight of Enanta’s financial reporting process, the Audit Committee:

•	reviewed and discussed with management and PricewaterhouseCoopers LLP Enanta’s audited financial statements for the fiscal year ended September 30, 2017;
•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;
•

received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•	reviewed with management and PricewaterhouseCoopers LLP Enanta’s critical accounting policies;
•	discussed with management the quality and adequacy of Enanta’s internal controls;
•	discussed with PricewaterhouseCoopers LLP any relationships that may impact their objectivity and independence; and
•	considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with its maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in Enanta’s Annual Report on Form 10-K for the year ended September 30, 2017 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Stephen Buckley, Jr., Chair

Lesley Russell, MBChB, MRCP

Terry C. Vance

January 19, 2018

Audit Fees

PricewaterhouseCoopers LLP, an independent registered public accounting firm, audited our financial statements for the year ended September 30, 2017. The Audit Committee, under delegated authority of the Board of Directors, has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2018. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2017 and 2016 are as follows:

	2017	2016
Audit Fees(1)	$470,000	$448,000
Tax Fees(2)	54,682	55,000
All Other Fees(3)	114,715	2,700
Total	$639,397	$505,700

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)

Tax fees were for services related to (a) tax compliance including sales and use taxes and (b) tax planning. The 2017 tax fees consisted of $51,000 for tax compliance and $3,682 for tax planning for equity grants. The 2016 tax fees consisted of $45,000 for tax compliance and $10,000 for tax planning, primarily for an incentive tax credit grant.

(3)	All other fees for 2017 relate to fees for a royalty audit of $112,015 and technical research material fees of $2,700. The 2016 fees consist of technical research material fees of $2,700.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the Audit Committee has authority to provide such prior approval, and he reports to the full committee whenever he has exercised that authority. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non- audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

STOCKHOLDER MATTERS

Stockholder Recommendations for Director Nominations

Any stockholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information to the Chair of the Nominating and Corporate Governance Committee, Enanta Pharmaceuticals, Inc., 500 Arsenal Street, Watertown, Massachusetts 02472: (a) a brief statement outlining the reasons the nominee would be an effective director for Enanta; (b) (i) the name, age, and business and residence addresses of the candidate, (ii) the principal occupation or employment of the candidate for the past five years, as well as information about any other Board of Directors and board committees on which the candidate has served during that period, (iii) the number of shares of Enanta stock, if any, beneficially owned by the candidate and (iv) details of any business or other significant relationship the candidate has ever had with Enanta; (c) (i) the stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made and (ii) the number of shares of Enanta stock that the stockholder and any such other beneficial owner beneficially own; and (d) the other information specified in Enanta’s Bylaws as then in effect. The Committee may seek further information from or about the stockholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the stockholder and between the candidate and any such other beneficial owner.

Other Stockholder Proposals

Any stockholder proposing to bring any business other than a director candidate before an annual meeting of stockholders, which business must relate to a proper matter under Delaware law for stockholder action, must provide the following information to the Chair of the Nominating and Corporate Governance Committee: (a) a brief description of the business desired to be brought before the annual meeting; (b) the text of the proposal (including  the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal  to amend the bylaws, the exact text of the proposed amendment); (c) the reasons for conducting such business at the annual meeting; (d) the proposing stockholder’s name and record address and the name and address of the beneficial owner of Enanta shares, if any, on whose behalf the proposal is made; and (e) the other information specified in Enanta’s Bylaws as then in effect.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in Enanta’s proxy materials for the annual meeting of our stockholders to be held in 2019 (the “2019 Annual Meeting”), it must be received by Enanta at 500 Arsenal Street, Watertown, Massachusetts 02472 (or such other address as is listed as Enanta’s primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than September 8, 2018.

In addition, Enanta’s Bylaws require a stockholder who wishes to bring business before or propose director nominations at the 2019 Annual Meeting to give advance written notice to Enanta’s Secretary not less than 45 days nor more than 60 days before the meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Assuming the 2019 Annual Meeting is held on February 28, 2019, this would require that the advance written notice would need to be given between December 30, 2018 and January 14, 2019.

ANNUAL MEETING OF ENANTA PHARMACEUTICALS, INC. Date: Wednesday, February 28, 2018 Time: 4:00 P.M. (Eastern Time) Place: Residence Inn by Marriott Boston Watertown, 570 Arsenal Street, Watertown, MA 02472 Please make your marks like this: ÈUse dark black pencil or pen only The Board of Directors Recommends a Vote FOR each of the director nominees listed in proposal and FOR proposal 2. 1: To elect three Class II directors to serve until the 2021 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Nominees: 01 George S. Golumbeski 02 Kristine Peterson 03 Terry C. Vance Vote For Withhold Vote From Vote For All Nominees All Nominees All Except ‘‘ ‘ INSTRUCTIONS: To withhold authority tovote for any nominee, mark the “Vote For All Except” box and write the number(s) in the space provided to the right. For Against Abstain 2: To ratify the appointment of ‘ ‘ ‘ PricewaterhouseCoopers LLP as Enanta’s independent registered public accounting firm for the 2018 fiscal year. 3: To transact any other business that mayproperly come before the meeting or anyadjournment of the meeting. To attend the meeting and vote your shares in ‘ person, please mark this box. Authorized Signatures -This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. , should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Enanta Pharmaceuticals, Inc. to be held on Wednesday, February 28, 2018 for Holders as of January 5, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Go To Call www.proxypush.com/enta • Cast your vote online 24 hours aday/ 7 days a week. • Have your Proxy Card/VotingInstructions Form ready. • View Meeting Documents. OR MAIL 866-892-1702 • Use any touch-tone telephone toll-free 24 hours a day/7days a week. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.vm OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Jay R. Luly, Paul J. Mellett and Nathaniel S. Gardiner, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Enanta Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. All votes must be received by 5:00 P.M. , Eastern Time, February 27, 2018 to ensure inclusion in the meeting. PROXY TABULATOR FOR ENANTA PHARMACEUTICALS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #